EXHIBIT 99.1

AVX Corporation Announces Preliminary Fourth Quarter and Fiscal Year Results

FOUNTAIN INN, S.C. – April 28, 2017 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the fourth quarter and fiscal year ended March 31, 2017.

Chief Executive Officer and President, John Sarvis, stated, “We completed the fourth quarter of our fiscal year with net sales of $329.6 million and gross profit of $73.7 million, or 22.4 percent, reflecting solid operating performance in an uncertain and unpredictable global economy. These results reflect our focus on providing our customers with the value-added electronic components and interconnect devices they require in today’s sophisticated electronic products as well as our continued commitment to cost control in our operations. Once again, we saw a build in our order backlog during the quarter and increased distribution customer activity. We will continue to make investments in manufacturing plant expansion and product line increases to support our customers’ growing requirements.”

For the quarter and fiscal year ended March 31, 2017, net sales were $329.6 million and $1,312.7 million, respectively, compared to net sales of $303.6 million and $1,195.5 million, respectively, for the same periods last year reflecting improving global markets for our components and interconnect devices.

Profit from operations for the three and twelve month periods ended March 31, 2017 include charges of $6.8 million and $34.9 million, respectively, related to previously disclosed intellectual property damages awards resulting from litigation with respect to a patent infringement case filed in the United States District Court for the District of Delaware by Presidio Components, Inc. (“Presidio litigation”). Net sales for the three and twelve month periods ended March 31, 2017 include $6.1 million and $21.4 million, respectively, from increased sales prices related to the affected products which have the effect of partially offsetting the effect of the intellectual property damages awards.

Additionally, profit from operations was impacted by the accrual of estimated environmental remediation costs and the settlement of certain other litigation.  Profit from operations for the twelve month period ended March 31, 2017 reflects a charge of $3.6 million related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property.

Profit from operations for the three month period ended March 31, 2016 reflects charges of $1.7 million, related to certain litigation involving legacy environmental issues and amounts awarded in a patent infringement case. Profit from operations for the twelve month period ended March 31, 2016 reflects charges of $45.3 million, of which $37.8 million is related to amounts awarded in a patent infringement case and $7.5 million is related to the settlement of certain litigation involving legacy environmental issues.

Net income for the quarter ended March 31, 2017 was $33.9 million, or $0.20 per diluted share, compared to net income of $32.7 million, or $0.19 per diluted share, for the quarter ended March 31, 2016.

Net income for the fiscal year ended March 31, 2017 was $125.8 million, or $0.75 per diluted share, compared to net income of $101.5 million, or $0.60 per diluted share, for the fiscal year ended March 31, 2016.

The net effect of the Presidio litigation damages awards and the higher selling prices discussed above was a negative impact on net income of $0.4 million, or less than $0.01 per diluted share, and $8.6 million, or $0.05 per diluted share, for the three and twelve month periods ended March 31, 2017, respectively.

Chief Financial Officer, Kurt Cummings, stated, “In keeping with our long-term strategy, we continue to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. As of March 31, 2017, we had  cash, cash equivalents and short-term investments in securities of approximately $1.1 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $18.5 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2017	2016	2017
Net sales	$303,605	$329,578	$1,195,529	$1,312,661
Cost of sales	229,529	249,119	906,460	993,016
Intellectual property damages award	-	6,757	-	34,890
Gross profit	74,076	73,702	289,069	284,755
Selling, general & admin. expense	32,172	28,624	119,767	117,598
Legal and environmental charges	1,668	-	45,318	3,600
Profit (loss) from operations	40,236	45,078	123,984	163,557
Other income, net	3,076	2,193	8,168	11,392
Income (loss) before income taxes	43,312	47,271	132,152	174,949
Provision (benefit) for taxes	10,647	13,414	30,617	49,164
Net income	$32,665	$33,857	$101,535	$125,785

Basic income per share	$0.19	$0.20	$0.61	$0.75
Diluted income per share	$0.19	$0.20	$0.60	$0.75

Weighted average common shares outstanding:
Basic	167,535	167,832	167,797	167,506
Diluted	167,605	168,411	167,961	167,837

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	March 31,
	2016	2017
Assets
Cash and cash equivalents	$454,208	$578,634
Short-term investments in securities	494,594	528,748
Accounts receivable, net	168,672	186,804
Inventories	484,268	474,128
Other current assets	85,149	68,090
Total current assets	1,686,891	1,836,404
Long-term investments in securities	85,577	-
Property, plant and equipment, net	217,998	239,951
Goodwill and other intangibles	270,605	266,701
Other assets	148,748	134,357

TOTAL ASSETS	$2,409,819	$2,477,413

Liabilities and Stockholders' Equity
Accounts payable	$78,168	$80,441
Income taxes payable and accrued expenses	102,134	135,626
Total current liabilities	180,302	216,067
Other liabilities	52,411	44,867

TOTAL LIABILITIES	232,713	260,934

TOTAL STOCKHOLDERS' EQUITY	2,177,106	2,216,479

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,409,819	$2,477,413

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2018, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2016. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com